UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 5, 2016

TRANSOCEAN LTD.

(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Chemin de Blandonnet 1214 Vernier, Geneva Switzerland	CH-1214
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD

On July 5, 2016, Transocean Ltd. announced that Transocean Inc., its wholly-owned subsidiary, commenced an offering (the “Offering”) of US$1.5 billion aggregate principal amount of senior unsecured notes due 2023 to eligible purchasers under Rule 144A/Regulation S of the Securities Act of 1933, as amended. The notes will be guaranteed by Transocean Ltd. and certain of Transocean Inc.’s subsidiaries.

Simultaneously with the Offering, Transocean Inc. is conducting a tender offer (the “Tender Offer”) to purchase for cash US$1 billion principal amount of its 6.500% Senior Notes due 2020, 6.375% Senior Notes due 2021 and 3.800% Senior Notes due 2022 (the “Existing Notes”), subject to the terms and conditions specified in the related offer to purchase (the “Offer to Purchase”). The Tender Offer will expire at 11:59 P.M., New York City time, on August 1, 2016, subject to any extension.

The Tender Offer is subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase, including, among others, Transocean Inc. having raised net proceeds through the Offering or other issuances of debt in the public or private capital markets, on reasonably satisfactory terms, sufficient to purchase all of the Existing Notes validly tendered (and not validly withdrawn) and accepted for purchase in the Tender Offer and to pay accrued interest and all fees and expenses in connection with the Tender Offer.  The Offering is not conditioned upon the consummation of the Tender Offer.

Transocean Inc. intends to use US$1 billion of the proceeds from the Offering to repurchase the Existing Notes, as described in the Offer to Purchase.  The remaining proceeds of Offering not applied to the Tender Offer are intended to be used to refinance existing indebtedness and for general corporate purposes.

A copy of the press releases announcing the Offering and the Tender Offer are furnished herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Since March 31, 2016, Transocean Ltd. or one or more of its subsidiaries has repurchased in the open market an aggregate principal amount of US$228 million of Transocean Inc.’s debt securities for an aggregate cash payment of US$189 million.  As a result of the repurchases, the aggregate principal amounts of the following Transocean Inc. notes has been retired: US$36 million of the 5.05% Senior Notes due 2016, US$38 million of the 2.5% Senior Notes due 2017, US$20 million of the 6.0% Senior Notes due 2018, US$26 million of the 7.375% Senior Notes due 2018, US$13 million of the 6.5% Senior Notes due 2020, US$44 million of the 6.375% Senior Notes due 2021, US$38 million of the 3.8% Senior Notes due 2022, US$8 million of the 7.45% Senior Notes due 2027 and US$5 million of the 7.5% Senior Notes due 2031.

The information in this Current Report on Form 8-K, including Exhibits 99.1 and 99.1, is being “furnished” pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Transocean Ltd. filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01    Financial Statements and Exhibits

(d)  Exhibits.

]
Exhibit No.	Description

99.1	Press Release Announcing Offering of Notes
99.2	Press Release Announcing Tender Offer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Une
TRANSOCEAN LTD.

Date: July 5, 2016	By	/s/ Daniel Ro-Trock
Daniel Ro-Trock
Authorized Person

Index to Exhibits

Exhibit

NumberDescription

99.1Press Release Announcing Offering of Notes

99.2Press Release Announcing Tender Offer